Rule 424(b)(2)
                                     Registration No. 333-11239




PRICING SUPPLEMENT NO.    9    , DATED     July 9, 1997

(To Prospectus dated September 13, 1996 and Prospectus Supplement dated September 13, 1996)


                       ENERGEN CORPORATION
                   Medium-Term Notes, Series A
                         CUSIP #29265AAG1


FIXED RATE NOTE

Trade Date:                       July 9, 1997


Principal Amount:        $10,000,000       Original Issue Date:   7/14/97

Issue Price:                 100 % (Par)      Commission Rate:    0.600%

Net Proceeds:            $ 9,940,000

Interest Rate Per Annum:         6.81%     Stated Maturity Date:    7/14/04

Interest Payment Dates:  April 1 and October 1

Presenting Agent:         A. G. Edwards                 , as agent

Additional Terms:             None